Exhibit 5.1

FIFTH THIRD CENTER AT ONE SEAGATE SUITE 1700 TOLEDO, OH 43604 419.254.5254 DIRECT 419.242.7985 MAIN 419.242.0316 FAX hgeha@ralaw.com www.ralaw.com

July 24, 2012

Brick Top Productions, Inc.

433 Plaza Real, Suite 275

Boca Raton, Florida 33432

Re:	Registration Statement on Form S-1 (the "Registration Statement")

Dear Mr. Bafer:

We have acted as counsel to Brick Top Productions, Inc., a Florida corporation (the "Company"), in connection with the preparation of the Registration Statement filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the resale to the public by certain selling shareholders of 7,243,500 shares of the Company's common stock, $0.0001 par value (the "Shares").

In connection with rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and exhibits thereto; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws; (d) certain records of the proceedings of the Board of Directors of the Company relating to the issuance of the Shares; and (e) such statutes, records and other documents and matters as we have deemed necessary.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon that review and subject to the qualifications and limitations stated herein, we are of the opinion that each of Shares is validly issued, fully paid and nonassessable under Florida law.

We hereby consent to the use of this opinion in the Registration Statement filed with the Commission in connection with the registration of the Shares and to reference to our firm under the headings "Legal Matters" in the Registration Statement and the prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ ROETZEL & ANDRESS, LPA

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